Exhibit 99.1

NEWS RELEASE

127 Industry Boulevard  ●  North Huntingdon, PA 15642  ●  (724) 863-9663

FOR IMMEDIATE RELEASE

The ExOne Company Reports 2017 First Quarter Results

•	Machine revenue growth drives consolidated first quarter revenue up 29%

•	Backlog grew 19% to $23.5 million

•	Confirming 2017 expectations for at least 25% revenue growth and positive Adjusted EBITDA by year end

NORTH HUNTINGDON, PA, May 10, 2017 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and 3D printed and other products, materials and services to industrial customers, reported financial results today for the first quarter ended March 31, 2017.

“As we expected, 2017 is off to a solid start and on track to achieve full year revenue growth that exceeds 25%. In addition to a 29% increase in revenue, first quarter orders were strong, allowing us to sequentially grow backlog by 19% during the quarter, to $23.5 million,” stated Jim McCarley, ExOne’s Chief Executive Officer.

He continued, “Additionally, we are making good progress towards our operational goals and directional changes. Despite significant charges we experienced this quarter, some of which will continue into the second quarter, we are driving improvements in our core technology and moving the Company on a path to profitability. Worth noting, our team understands that achieving positive Adjusted EBITDA is an important goal, and we remain on course to accomplish this by year end.”

First Quarter Revenue – Machine Revenue Growth Demonstrates Momentum

	Quarter Ended March 31,
(in millions)	2017		2016
Revenue by Product Line
3D Printing Machines	$4.3	39%	$2.2	26%
3D Printed and Other Products, Materials and Services	6.6	61%	6.2	74%

Total Revenue	$10.9	100%	$8.4	100%

Consolidated revenue for the 2017 first quarter was up 29% compared with the prior-year period. Machine revenue nearly doubled to $4.3 million, compared with $2.2 million in the first quarter of 2016. On a machine unit basis, five machines were sold in the first quarter of 2017 compared with one in the 2016 first quarter. Non-machine revenue increased 6% to $6.6 million, compared with $6.2 million in the first quarter of 2016, with the growth driven by increased consumable materials and service due to a larger installed base of machines.

Given the long sales cycle and significance of a machine’s average selling price relative to total revenue, fluctuations in machine-sale revenue vary from quarter to quarter. ExOne does not believe that such quarter-to-quarter fluctuations are necessarily indicative of larger trends.

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The ExOne Company Reports 2017 First Quarter Results

May 10, 2017

First Quarter Operations – Margins Impacted by Realized Pricing, Restructuring and Other Costs

($ in millions, except per-share amounts)	Q1 2017	Q1 2016	Change	% Change
Gross profit	$1.6	$1.9	($0.3)	(15%)
Gross margin	14.7%	22.3%
Operating loss	($6.7)	($5.3)	($1.4)	(27%)
Net loss	($6.8)	($5.5)	($1.3)	(24%)
Diluted EPS	($0.42)	($0.35)	($0.07)	(20%)

Gross profit was $1.6 million, resulting in a 14.7% gross margin in the 2017 first quarter, compared with 22.3% in the 2016 first quarter. The 2017 quarter was impacted by an unfavorable mix of sales and lower realized pricing, as the Company has made strategic investments to support its directional changes. The 2017 quarter includes $0.7 million of employee termination costs and asset impairments, $0.6 million of which is non-cash. These charges were associated with the Company’s exit from its non-core specialty machining operation and combining its Las Vegas production service center into its Troy and Houston facilities. Further, the 2017 gross profit was unfavorably impacted by a $0.2 million charge primarily to record certain indirect printing machine platforms at net realizable value.

R&D expenses of $2.0 million for the quarter were relatively comparable with $1.9 million in the 2016 first quarter. SG&A expenses increased to $6.3 million compared with $5.3 million in the prior-year quarter. The 2017 quarter included $0.3 million of higher selling expenses associated with higher sales, $0.3 million for a non-cash intangible asset write-off associated with the Company’s exit from its non-core specialty machining operation, $0.3 million of incremental non-cash stock compensation, and $0.1 million of bad debts. These increases were partially offset by lower consulting and professional fees. The 2017 first quarter operating loss was $6.7 million, compared with a $5.3 million operating loss in the first quarter of 2016.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), a non-GAAP measure, was a $3.8 million loss in the 2017 first quarter, compared with a $3.6 million loss in last year’s first quarter. ExOne management believes that, when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), Adjusted EBITDA assists in the understanding of its financial results. See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA as well as a reconciliation of net loss (most directly comparable GAAP measure) to Adjusted EBITDA for the quarters ended March 31, 2017 and 2016.

Capitalization – Positive Cash Flow from Operations

Cash, cash equivalents and restricted cash as of March 31, 2017 were $28.3 million, up from $28.2 million at December 31, 2016. Cash provided by operations was $0.2 million for the first quarter of 2017 compared with cash used for operations of $1.0 million for the prior-year period, with the improvement reflecting the Company’s ongoing focus on working capital utilization. Cash capital expenditures were approximately the same at $0.2 million for both the first quarter of 2017 and 2016.

Outlook – Path to Profitability

Mr. McCarley concluded, “Industry research predicts that the marketplace will continue heavy investment in 3D printing design and manufacturing. The strength of our market position in the industries we serve gives us increasing confidence in our binder jet technology and in ExOne’s ability to experience revenue growth in excess of 25% even beyond 2017, driving operating leverage that leads to consistent profitability.”

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The ExOne Company Reports 2017 First Quarter Results

May 10, 2017

Webcast and Conference Call

ExOne will host a conference call and live webcast on Thursday, May 11 at 8:30 a.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the 2017 first quarter, along with ExOne’s corporate strategies and outlook. A question-and-answer session will follow. The teleconference can be accessed by calling (201) 689-8470. The webcast can be monitored on the Company’s website at www.investor.exone.com/

A telephonic replay of the conference call will be available from 11:30 a.m. ET on the day of the teleconference through Thursday, May 18, 2017. To listen to a replay of the call, dial (412) 317-6671 and enter the conference ID number 13659688, or access the webcast replay via the Company’s website, where a transcript will also be posted once available.

About ExOne

ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its installed base of 3D printing machines. ExOne’s machines serve direct and indirect applications. Direct printing produces a component; indirect printing makes a tool to produce a component. ExOne offers pre-production collaboration and print products for customers through its network of ExOne Adoption Centers (EACs) and Production Service Centers (PSCs). ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support that is necessary for purchasers of its 3D printing machines to print products. The Company believes that its ability to print in a variety of industrial materials, as well as its industry-leading volumetric output (as measured by build box size and printing speed) uniquely position ExOne to serve the needs of industrial customers.

Safe Harbor Regarding Forward Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the Company’s future financial or business performance, strategies, or expectations. Forward-looking statements typically are identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may.”

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in the Company’s reports, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance: the Company’s ability to enhance its current three-dimensional (“3D”) printing machines and technology and develop new 3D printing machines; its ability to qualify more industrial materials in which it can print; timing and length of sales of 3D printing machines; demand for ExOne products; the Company’s ability to achieve cost savings through consolidation or exiting of certain North American operations; the impact of increases in operating expenses and expenses relating to proposed investments and alliances; the availability of skilled personnel; the impact of market conditions and other factors on the carrying value of long-lived assets; the Company’s competitive environment and its competitive position; the Company’s ability to continue as a going concern; individual customer contractual requirements; the impact of customer specific terms in machine sale agreements on the period in which the Company recognizes revenue; the impact of loss of key management; risks related to global operations including effects of foreign currency and risks related to the situation in the Ukraine and the United Kingdom’s referendum to withdraw from the European Union; demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products; the Company’s plans regarding increased international

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The ExOne Company Reports 2017 First Quarter Results

May 10, 2017

operations in additional international locations; the scope, nature or impact of alliances and strategic investments and the Company’s ability to integrate strategic investments; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; the effect of litigation, contingencies and warranty claims; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the impact of disruption of our manufacturing facilities, production service centers or ExOne adoption centers; the adequacy of the Company’s protection of its intellectual property; expectations regarding demand for the Company’s industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; and material weaknesses in the Company’s internal control over financial reporting.

These and other important factors, including those discussed in the Company’s Annual Report on Form 10-K, may cause its actual results of operations to differ materially from any future results of operations expressed or implied by the forward-looking statements contained herein. Before making a decision to purchase ExOne common stock, you should carefully consider all of the factors identified in its Annual Report on Form 10-K that could cause actual results to differ from these forward-looking statements.

For more information, contact:

Brian Smith	Deborah K. Pawlowski / Karen L. Howard
Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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The ExOne Company Reports 2017 First Quarter Results

May 10, 2017

The ExOne Company

Statement of Consolidated Operations

(in thousands, except per-share amounts)

(Unaudited)

	Quarter Ended March 31,		% Change
	2017	2016

Revenue	$10,869	$8,414	29%
Cost of sales	9,266	6,538	42%

Gross profit	1,603	1,876	(15%)

Gross margin	14.7%	22.3%

Research and development	1,999	1,893	6%
Selling, general and administrative	6,263	5,325	18%

	8,262	7,218	14%

Operating loss	(6,659)	(5,342)	(25%)

Interest expense	22	232	(91%)
Other expense (income) – net	110	(93)	NM

	132	139	(5%)

Loss before income taxes	(6,791)	(5,481)	(24%)

Provision (benefit) for income taxes	—	(4)	(100%)

Net loss	$(6,791)	$(5,477)	(24%)

Net loss per common share:
Basic	$(0.42)	$(0.35)	(20%)
Diluted	$(0.42)	$(0.35)	(20%)

Weighted average shares outstanding (basic and diluted)	16,029	15,745

NM: Not Meaningful

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The ExOne Company Reports 2017 First Quarter Results

May 10, 2017

The ExOne Company

Consolidated Balance Sheet

(in thousands, except per-share and share amounts)

(Unaudited)

	March 31, 2017	December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$25,671	$27,825
Restricted cash	2,663	330
Accounts receivable - net of allowance of $1,703 (2017) and $1,566 (2016)	5,473	6,447
Inventories - net	16,137	15,838
Prepaid expenses and other current assets	2,071	1,159
Assets held for sale	3,420	—

Total current assets	55,435	51,599

Property and equipment - net	46,384	51,134
Intangible assets - net	303	668
Other noncurrent assets	337	777

Total assets	$102,459	$104,178

Liabilities
Current liabilities:
Current portion of long-term debt	$132	$132
Current portion of capital leases	60	72
Accounts payable	2,753	2,036
Accrued expenses and other current liabilities	4,989	5,124
Deferred revenue and customer prepayments	10,689	7,371

Total current liabilities	18,623	14,735

Long-term debt - net of current portion	1,611	1,644
Capital leases - net of current portion	48	10
Other noncurrent liabilities	9	9

Total liabilities	20,291	16,398

Contingencies and commitments

Stockholders’ equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 16,045,949 (2017) and 16,017,115 (2016) shares issued and outstanding	160	160
Additional paid-in capital	171,677	171,116
Accumulated deficit	(75,960)	(68,761)
Accumulated other comprehensive loss	(13,709)	(14,735)

Total stockholders’ equity	82,168	87,780

Total liabilities and stockholders’ equity	$102,459	$104,178

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The ExOne Company Reports 2017 First Quarter Results

May 10, 2017

The ExOne Company

Statement of Consolidated Cash Flows

(in thousands)

(Unaudited)

	Quarter Ended March 31,
	2017	2016

Operating activities
Net loss	$(6,791)	$(5,477)
Adjustments to reconcile net loss to net cash provided by (used for) operations:
Depreciation and amortization	2,307	1,413
Deferred income taxes	—	(27)
Equity-based compensation	561	312
Provision for bad debts	123	5
Amortization of debt issuance costs	2	206
Gain from disposal of property and equipment	(8)	—
Changes in assets and liabilities, excluding effects of foreign currency translation adjustments:
Decrease in accounts receivable	944	4,494
Decrease (increase) in inventories	132	(312)
(Increase) decrease in prepaid expenses and other assets	(902)	467
Increase (decrease) in accounts payable	787	(1,091)
Decrease in accrued expenses and other liabilities	(195)	(1,005)
Increase in deferred revenue and customer prepayments	3,203	23

Net cash provided by (used for) operating activities	163	(992)

Investing activities
Capital expenditures	(249)	(180)
Proceeds from sale of property and equipment	37	—

Net cash used for investing activities	(212)	(180)

Financing activities
Net proceeds from issuance of common stock - registered direct offering to a related party	—	12,461
Net proceeds from issuance of common stock - at the market offerings	—	596
Payments on long-term debt	(35)	(34)
Payments on capital and financing leases	(22)	(20)

Net cash (used for) provided by financing activities	(57)	13,003

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	285	92

Net change in cash, cash equivalents, and restricted cash	179	11,923
Cash, cash equivalents, and restricted cash at beginning of period	28,155	19,672

Cash, cash equivalents, and restricted cash at end of period	$28,334	$31,595

Supplemental disclosure of noncash investing and financing activities
Transfer of internally developed 3D printing machines from inventories to property and equipment for internal use or leasing activities	$131	$1,459

Transfer of internally developed 3D printing machines from property and equipment to inventories for sale	$395	$—

Property and equipment acquired through financing arrangements	$48	$—

Property and equipment included in accounts payable	$25	$—

Property and equipment included in assets held for sale	$3,351	$—

Property and equipment included in accrued expenses and other current liabilities	$—	$50

Common stock offering costs included in accrued expenses and other current liabilities	$—	$15

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The ExOne Company Reports 2017 First Quarter Results

May 10, 2017

The ExOne Company

Additional Information

(Unaudited)

Machine Sales by Type

	Quarter Ended March 31,
	2017	2016

S-Max+™	—	1
S-Max ®	4	—
M-Flex ®	1	—

	5	1

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The ExOne Company Reports 2017 First Quarter Results

May 10, 2017

The ExOne Company

Adjusted EBITDA Reconciliation

(in millions)

(Unaudited)

	Quarter Ended March 31,
	2017	2016

Net loss	$(6.8)	$(5.4)

Interest expense	0.0	0.2
Provision (benefit) for income taxes	—	(0.0)
Depreciation and amortization	2.3	1.4
Equity-based compensation	0.6	0.3
Other expense (income) - net	0.1	(0.1)

Adjusted EBITDA	$(3.8)	$(3.6)

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net loss (as calculated under accounting principles generally accepted in the United States (“GAAP”)) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation, and other expense (income) - net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under the rules of the U.S. Securities and Exchange Commission, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA should not be considered as an alternative to net loss or any other performance measure derived in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne’s financial results. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne’s performance with the performance of other companies that report Adjusted EBITDA. ExOne’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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